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                                 EXHIBIT 10.42







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      __________________________________________________________________



                    VISTA COMMUNITY MEDICAL CENTER, L.L.C.
                     A Texas Limited Liability Corporation



      __________________________________________________________________



                      REGULATIONS AND OPERATING AGREEMENT



      __________________________________________________________________



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                                  REGULATIONS

                                      AND

                              OPERATING AGREEMENT

                                      OF

                    VISTA COMMUNITY MEDICAL CENTER, L.L.C.

     The Regulations and Operating Agreement is entered into on this the 1st day of July, 1998, by and between the Members (as hereinafter defined) of Vista Community Medical Center, L.L.C. whose names and signatures are set forth on the signature page hereof.

                                  ARTICLE I.

                                  DEFINITIONS

The following terms used in this Agreement shall have the following meanings:

     (a) "Act" shall mean the Texas Limited Liability Company Act set forth in
     Article 1528n of the Texas Revised Civil Statutes, as may be amended from time to time.

     (b) "Articles of Organization" shall mean the Articles of Organization of Vista Community Medical Center, L.L.C.. as filed with the Secretary of State of Texas on May 22, 1998, and as may be further amended from time to time.

     (c) "Capital Account" as of any given date shall mean the Capital Contribution to the Company by a Member as adjusted up to such date pursuant to Article VIII.

     (d) "Capital Contribution" shall mean any contribution to the capital of the Company in cash or property by a Member whenever made. "Initial Capital Contribution" shall mean the initial contribution to the capital of the Company pursuant to this Operating Agreement.

     (e) "Code" shall mean the Internal Revenue Code of 1986 or corresponding provisions of subsequent superseding federal revenue laws.

     (f) "Company" shall refer to Vista Community Medical Center, L.L.C.

     (g) "Deficit Capital Account" shall mean with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the taxable year, after giving effect to the following adjustments:

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          (i)  credit to such Capital Account any amount which such Member is obligated to restore under Section 1.704-l(b)(2)(ii)(c) of the Treasury Regulations, as well as any addition thereto pursuant to the next to last sentence of Sections 1.704-2(g)(1) and (i)(5) of the Treasury Regulations, after taking into account thereunder any changes during such year in partnership minimum gain (as determined in accordance with Section 1.7042(d) of the Treasury Regulations) and in the minimum gain attributable to any partner for non-recourse debt (as determined under Section 1.7042(i)(3) of the Treasury Regulations); and

          (ii) debit to such Capital Account the items described in Section
          1.7041 (b)(2)(ii)(d)(4), (S) and (6) of the Treasury Regulations.

          This definition of Deficit Capital Account is intended to comply with the provisions of Treasury Regulation Sections 1.704-l(b)(2)(ii)(d) and 1.704-2, and will be interpreted consistently with those provisions.

     (h) "Distributable Cash" shall mean all cash, revenues and funds received by the Company from Company operations, less the sum of the following to the extent paid or set aside by the Company: (i) all principal and interest payments on indebtedness of the Company and all other sums paid to lenders;
     (ii) all cash expenditures incurred in the normal operation of the Company's business; (iii) such Reserves as the Managers deem reasonably necessary for the proper operation of the Company's business.

     (i) "Entity" shall mean any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative, association, foreign trust or foreign business organization.

     (j) "Majority Interest" shall mean one or more Interests of Members which in the aggregate exceed 50% of all Percentage Interests.

     (k) "Manager" shall mean one or more managers. References to the Manager in the singular or as him, her, it, itself, or other like references shall also, where the context so requires, be deemed to include the plural or the masculine or feminine reference as the case may be.

     (l) "Member" shall mean each of the individuals or entities who execute a counterpart of this Operating Agreement as a Member and each of the parties who may hereafter become Members. To the extent a Manager has purchased a Membership Interest in the Company, he will have all the rights of a Member with respect to such Membership Interest, and the term "Member" as used herein shall include a Manager to the extent he has purchased such Membership Interest in the Company. In order to qualify as a "Member," the individual, or entity, executing this Operating Agreement may be a physician licensed to practice in the State of Texas and in good standing with all State of Texas licensing boards or a corporation generally engaged in the business of health care services.

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      (m)  "Membership Interest" shall mean a Member's entire interest in the
      Company including such Member's right to share in the Company's Net Profits, Net Losses, distributions of the Company's assets pursuant to this Operation Agreement and the Act, and the right to participate in the management of the business and affairs of the Company, including the right to vote on, consent to, or otherwise participate in any decision or action of or by the Members granted pursuant to this Operating Agreement and the Act.

      (n) "Net Profits" and "Net Losses" shall mean the income, gain, loss, deductions and credits of the Company in the aggregate or separately stated, as appropriate, determined in accordance with generally accepted accounting principles employed under the cash method of accounting at the close of each fiscal year on the Company's tax return filed for federal income tax purposes.

      (o) "Operating Agreement" shall mean the Regulations and Operating Agreement as originally executed and as amended from time to time.

      (p) "Percentage Interest" shall mean, for any Member, the percentage interest in the Company as set forth in Section 5.01, as may be changed from time to time by the unanimous vote of the members.

      (q) "Persons" shall mean any individual or Entity, and the heirs, executors, administrators, legal representatives, successors, and permitted assigns of such "Person" where the context so permits.

      (r) "Reserves" shall mean funds set aside or amounts allocated to reserves which shall be maintained in amounts deemed sufficient by the Managers for working capital and to pay taxes, insurance, debt service or other costs or expenses incident to the ownership or operation of the Company's business.

      (s) "Treasury Regulations" shall include proposed, temporary and final regulations promulgated under the Code.

                                  ARTICLE II.

                           COMPANY NAME AND PURPOSE

2. 01 Name. The name of the Company shall be Vista Community Medical Center, L.L.C. and all business conducted by the Company shall be in this name. The Company is a domestic limited liability company as that term is defined and regulated by the Act as of the effective date set forth above.

2.02 Purpose. The company's purpose is to transact and carry on all lawful business for which a limited liability company may be operated in accordance with the Act.

2.03 Principal Place of Business. The principal place of business of the Company shall be located at 4301A Vista Road, Pasadena, Texas 77504. The Company may locate its places of business and registered office at any other place or places as the Managers may deem advisable.

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2.04   Registered Office/Registered Agent. The Company's initial registered office shall be at, 10304 I-10 East, Suite 369, Houston, Texas 77029 and the name of its registered agent shall be Philip Chan. The registered office and registered agent may be changed by filing the address of the new registered office and/or the name of the new registered agent with the Texas Secretary of State, pursuant to the Act.

2.05 Term. The term of the Company is perpetual from the date of filing of Articles of Organization with the Texas Secretary of State, unless the Company is earlier dissolved in accordance with either the provisions of this Operating Agreement or the Act.

                                 ARTICLE III.

                                   MANAGERS

3. 01 Management. The business and affairs of the Company shall be managed by its Managers. The Managers shall direct, manage and control the business of the Company. Except for situations in which the approval of the Members is expressly required by this Operating Agreement or by nonwaivable provisions of the Act, the Managers shall have full and complete authority, power and discretion to manage and control the business, affairs and properties of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company's business. Except as otherwise provided in this Operating Agreement, all decisions, approvals, determinations and actions affecting the Company shall be determined, made, approved, or authorized only by an affirmative vote of a majority of all Managers.

3.02 Number Of Managers. There shall be one (1) managers. The Managers are not required to be a resident of the State of Texas nor shall they be required to be a Member of the Company. The number of Managers may be increased or decreased by an affirmative vote of a Majority Interest of Members.

3.03 Manager's Powers. Without limiting the generality of Section 3.01, the Managers shall have power and authority, on behalf of the Company:

       (a) To acquire property from any Person as the Managers may determine, whether or not such Person is directly or indirectly affiliated or connected with any Manager or Member,

       (b) To open and maintain banking, checking, savings and trust accounts in the name of the Partnership at any bank, banking institution, trust companies, or other depositories deemed appropriate by the Managers. To borrow money for the Company from banks, other lending institutions, the Managers, Members, or affiliates of the Managers or Members on such terms as the Managers deem appropriate, and in connection therewith, to hypothecate, encumber and grant security interests in the assets of the Company to secure repayment of the borrowed sums. No debt shall be contracted or liability incurred by or on behalf of the Company except by the Managers, or to the extent permitted under the Act, by agents or employees of the Company expressly authorized to contract such debt or incur such liability by the Managers,

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       (c)  To purchase liability and other insurance to protect the Company's property and business,

       (d) To hold and own Company real and personal properties in the name of the Company,

       (e) To invest Company funds in time deposits, short-term governmental obligations, commercial paper or other investments,

       (f) Upon the affirmative vote of the Members holding at least a majority of all Percentage Interests, to sell or otherwise dispose of all or substantially all of the assets of the Company as part of a single transaction or plan as long as such disposition is not in violation of or a cause of a default under any other agreement to which the Company may be bound,

       (g) To execute on behalf of the Company all instruments and documents, including, without limitation, checks; drafts notes and other negotiable instruments; mortgages or deeds of trust; security agreements, financing statements; documents providing for the acquisition, mortgage or disposition of the Company's property; assignments; bills of sale; leases, and any other instruments or documents necessary to the business of the Company,

       (h) To employ accountants, legal counsel, or other experts to perform as the Managers may approve.

       (i) To do and perform all other acts as may be necessary or appropriate to the conduct of the Company's business.

       (j) Enter into, make, and perform contracts, agreements, and other undertakings binding the Company that may be necessary, appropriate, or advisable in furtherance of the purposes of the Company and making all decisions and granting waivers thereunder.

       (k)  Elect Officers of the Company pursuant to Section 8.01. and

       (l)  Declare distributions to Members.

     Unless authorized to do so by this Operating Agreement or by the Managers of the Company, no attorney-in-fact, employee or other agent of the Company shall have any power or authority to bind the Company in any way, to pledge its credit or to render it liable for any purpose. No Member shall have any power or authority to bind the Company unless the Member has been authorized in writing by the Managers to act as an agent of the Company in accordance with the previous sentence.

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3.04   Election of Managers. Managers shall be elected by an affirmative vote of the Members holding at least a Majority Interest. Cumulative voting shall not be permitted. Election of Managers shall occur at the annual meeting of the Company, regular meetings of the Members, or at any special meeting of the Members. Managers shall hold office until their successors are elected and qualified.

3.05 Resignations. Any Manager of the Company may resign at any time by giving written notice to the Members of the Company. The resignation of any Manager shall take effect upon receipt of notice thereof or at such later date specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. The resignation of a Manager who is also a member shall not affect the Manager's rights as a Member and shall not constitute a withdrawal of a Member.

3.06 Removal. At a meeting called expressly for that purpose, all or any lesser number of Managers may be removed at any time, with or without cause, by the affirmative vote of Members holding a Majority Interest. The removal of a Manager who is also a Member shall not affect the Manager's rights as a Member and shall not constitute a withdrawal of a Member.

3.07 Vacancies. Any vacancy occurring for any reason in the number of Managers of the Company may be filled by the affirmative vote of Members holding a Majority Interest. Any Manager's positions to be filled by reason of an increase in the number of Managers shall be filled by the election at a meeting of Members called for that purpose or by the Members' unanimous written consent. A Manager elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office and shall hold office until the expiration of such term and until his successor shall be elected and qualified or until his earlier death, resignation or removal. A Manager chosen to fill a position resulting from an increase in the number of Managers shall hold office until his successor shall be elected and qualified, or until his earlier death, resignation or removal.

3.08 Liability For Certain Acts. Each Manager shall perform his duties as Manager in good faith, in a manner he reasonably believes to be in the best interests of the Company, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. A Manager shall not be liable to the Company or to any Member for any loss or damage sustained by the Company or any Member, unless the loss or damage shall have been the result of fraud, deceit, gross negligence, willful misconduct or a wrongful taking by the Manager.

3.09 Managers Have No Express Duty to Company. A Manager shall not be required to manage the Company as his sole and exclusive function and he may have other business interests and engage in activities in addition to those relating to the Company. Neither the Company nor any Member shall have any right, by virtue of this Operating Agreement, to share or participate in such other investments or activities of the Manager or to the income or proceeds derived therefrom.

3.10 Managers' Meetings. Managers' meetings, regular or special, may be held either within or without the State of Texas. Managers may participate in such meetings in person or by use of telephone equipment. An annual meeting of the Managers shall be held at a time and place as determined by the Managers. Additional or special meetings of the Managers shall be held whenever requested to do so by any Manager or the President by providing ten (10) days written

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notice stating the date, time, place and purpose of the meeting. If all of the
Managers execute a waiver of notice of the meeting, no notice shall be required. Attendance of Managers at any meeting shall constitute a waiver of notice of such meeting, except where the Managers attend a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

3.11 Quorum. A majority of the Managers shall constitute a quorum for the transaction of business at all meetings of the Managers unless a greater number is required by law or by the Articles of Organization. The act of a majority of the Managers present at any meeting at which a quorum is present shall be the act of the Managers unless the act of a greater number is required by statute, by the Articles of Organization or by these Regulations. If there is no quorum at a meeting of the Managers, then the meeting shall adjourn and a new notice be sent for a new meeting. If there is no quorum present at the successor meeting, then a majority of those present shall constitute a quorum, unless this action is prohibited by law.

3.12 Minutes Of Meetings. The Managers shall keep regular minutes of its proceedings. The minutes shall be placed in the Company's minute book.

3.13 Committees. The Managers may designate one or more committees to assist in the exercise of the management and business affairs of the Company, subject to the limitations set forth in the Act, and all amendments thereto. Any such committee, to the extent provided in such resolution, the Articles of Organization, or by this Operating Agreement, shall have and may exercise, subject to the control of the Managers, such powers and duties as prescribed and authorized by a majority of the Managers. Each such committee utilized the following minimum requirements and such other requirements as established by the
Managers:

       (i) Each committee shall be comprised of at least one (1) Manager, who shall be the presiding chairman of the committee. The committee members shall be determined by a majority affirmative of the Managers. Committee members (with the exception of the presiding chairman) are not required to be either Managers or Members of the Company.

       (ii) Any members of any such committee may be removed by the Managers by the affirmative vote of a majority of the Managers, whenever in their judgment the best interests of the Company will be served thereby.

       (iii) The designation of one or more committees and the delegation of authority to any such committee shall not operate to relieve the Managers of any responsibility imposed upon them by law.

       (iv) Each such committee shall keep regular minutes of its proceedings and report the same to the Managers when required, but not less than on an annual basis

       (v) The salaries and/or other compensation of the committee members shall be determined by an affirmative vote of a majority of Managers.

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3.14   Compensation. The salaries and other compensation of the Managers shall be fixed from time to time by an affirmative vote of the Managers, and no Manager shall be prevented from receiving such salary because he is also a Member of the Company.

                                   ARTICLE IV.

                                    MEMBERS

4.01 Members. Ownership rights in the Company are reflected as a percentage interest equal to One Hundred Percent (100%). No Member shall own less than one percent (1%) of the Company. The name, address, Percentage Interest, and value of capital contributed each Member shall be recorded in the records of the Company. Each Percentage Interest has equal rights regarding the governance of the Company and shall share equally in the profits, losses and distributions of the Company, in accordance with the provisions of Article VI. In matters subject to a vote of the Members, each Member shall have one vote for each percentage of interest owned.

4.02 Limitation of Liability. Each Member's liability shall be limited as set forth in this Operating Agreement, the Act, the judicial decisions of the State of Texas, and other applicable law.

4.03 Company Debt Liability. A Member will not be personally liable for any debts or losses of the Company beyond his respective Capital Contributions and any obligation of the Member under Section 6.01 and 6.02 to make Capital Contributions, except as provided in Section 4.07 or as otherwise required by law.

4.04 Approval of Sale of All Assets. The Members shall have the right, by the affirmative vote of members holding at least a majority of all Percentage Interests, to approve the sale, exchange or other disposition of all, or substantially all, of the Company's assets which is to occur as part of a single transaction or plan.

4.05 Company Books. The Managers shall maintain and preserve, during the term of the Company, the accounts, books, and other relevant Company documents described in Section 7.09. Upon reasonable written request, each Member shall have the right, at a time during ordinary business hours, as reasonably determined by the Managers, to inspect and copy, at the requesting Member's expense, the Company documents identified in Section 1-40 of the Act, and such other documents which the Manager, in his discretion, deems appropriate.

4.06   Priority and Return of Capital. Except as may be expressly provided in
Section VII, no Member shall have priority over any other Member, either as to the return of Capital Contributions or as to Net Losses or distributions; provided that this Section shall not apply to loans which a Member has made to the Company.

4.07 Liability of a Member to the Company. A Member who receives a distribution or the return in whole or in part of its contribution is liable to the Company only to the extent provided by the Act.

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                                  ARTICLE V.

                              MEETINGS OF MEMBERS

5.01 Meetings. A meeting for the election of Managers and for the transaction of all other business of the Company shall be held annually at a date and time specified by the Managers. Meetings of the Members, for any purpose or purposes, may be called by any Manager or by any Member or Members holding at least 25% of the Percentage Interests.

5.02 Place Of Meetings. The Members may designate any place, either within or outside the State of Texas, as the place of meeting for any meeting of the Members. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal place of business of the Company.

5.03 Notice Of Meetings. Excepts as provided in Section 6.04, written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called shall be delivered not less than five nor more than thirty days before the date of the meeting, either personally or by mail, by or at the direction of the Managers or Member or Members calling the meeting, to each Member entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered two calendar days after being deposited in the United States mail, addressed to the Member at its address as it appears on the books of the Company, with postage thereon prepaid.

5.04 Meetings of All Members. If all of the Members shall meet at any time and place, either within or outside of the State of Texas, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting lawful action may be taken.

5.05 Record Date. For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any distribution, or in order to make a determination of Members for any other purpose, the date on which notice of the meeting is mailed or the date on which the resolution declaring such distribution is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Section, such determination shall apply to any adjournment thereof.

5.06 Quorum. Members holding at least fifty percent (50%) of all Percentage Interests, represented in person or by proxy, shall constitute a quorum at any meeting of Members. In the absence of a quorum at any such meeting, a majority of the Percentage Interests so represented may adjourn the meeting from time to time for a period not to exceed sixty days without further notice. However, if the adjournment is for more than sixty days, or if after the adjournment a new record date is fixed for the adjournment meeting, a notice of the adjourned meeting shall be given to each Member of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The Members present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal during such meeting of that number of Percentage Interest whose absence would cause less than a quorum.

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5.07  Manner of Acting. If a quorum is present, the affirmative vote of Members holding a Majority Interest shall be the act of the Members, unless the vote of a greater or lesser proportion or number is otherwise required by the Act, by the Articles of Organization, or by the Operating Agreement. Unless otherwise expressly provided herein or required under applicable law, only Members who have a Membership Interest may vote or consent upon any matter and their vote or consent, as the case may be, shall be counted in the determination of whether the matter was approved by the Members.

5.08  No Cumulative Voting. There shall be no cumulative voting by the Members.

5.09 Proxies. At all meetings of Members, a Member may vote in person or by proxy executed in writing by the Member or by a duly authorized attorney-in-fact. Such proxy shall be filed with the Managers of the Company before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

5.10 Action by Members without A Meeting. Action required or permitted to be taken at a meeting of Members may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by each Member entitled to vote and delivered to the Managers of the Company for inclusion in the minutes or for filing with the Company records. Action taken under this Section is effective when all Members entitled to vote have signed the consent, unless the consent specifies a different effective date.

5.11 Waiver of Notice. When any notice is required to be given to any Member, a waiver thereof in writing signed by the person entitled to such notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of such notice.

                                  ARTICLE VI.

               CONTRIBUTIONS TO THE COMPANY AND CAPITAL ACCOUNTS

6.01 Members' Capital Contributions. Each Member shall contribute an amount of cash or other valuable consideration determined by the Managers, as its share of the Initial Capital Contribution.

6.02 Additional Contributions. A Member shall be required to make such additional Capital Contributions as shall be determined by a majority affirmative vote of the Managers from time to time to be reasonably necessary to meet the expenses and obligations of the Company; however, in no event will such additional Capital Contributions ever exceed One Thousand and No/100 Dollars ($1,000.00) for each one percent (1.00%) Membership Interest owned by a Member. After the making of any such determination, the Managers shall give written notice to each Member of the amount of required additional contribution, and each Member shall deliver to the Company its pro rata share thereof (in proportion to the respective Percentage Interest of the Member on the date such notice is given) no later than thirty days following the date such notice is given. None of the terms, covenants, obligations or rights contained in this
Section 6.02 is or shall be deemed to be for the benefit of any person or entity other than the Members and the Company, and no such third person shall under any circumstances have any right to compel any actions or payments by the Managers and or the Members.

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6.03 Capital Accounts.

     (a) A separate Capital Account will be maintained for each Member. Each Member's Capital Account will be increased by (1) the amount of money contributed by such Member to the Company; (2) the fair market value of property contributed by such Member to the Company (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Code Section 752); and (3) allocations to such Member of Net Profits and Net Losses; and (4) allocations to such Member of income described in Code Section 705(a)(1)(B). Each Member's Capital Account will be decreased by (1) the amount of money distributed to such Member by the Company; (2) the fair market value of property distributed to such Member by the Company (net of liabilities secured by such distributed property that such Member is considered to assume and take subject to under Code Section 752); (3) allocations to such Member of expenditures described in Code Section 705 (a)(2)(B); and (4) allocations to the account of such Member of Company loss and deduction as set forth in such Regulations, taking into account adjustments to reflect book value.

     (b) In the event of a permitted sale or exchange of a Membership Interest in the Company, the Capital Account of the transferor shall become the Capital Account of the transferee to the extent it relates to the transferred Membership Interest in accordance with Section 1.704-l(b)(2)(iv) of the Treasury Regulations.

     (c) The manner in which Capital Accounts are to be maintained pursuant to this Section 6.03 is intended to comply with the requirements of Code
     Section 704 (b) and the Treasury Regulations promulgated thereunder. If the Company determines that the manner in which Capital Accounts are to be maintained pursuant to the preceding provisions of this Section 6.03 should be modified in order to comply with Code Section 704 (b) and the Treasury Regulations, then notwithstanding anything to the contrary contained in the preceding provisions of this Section 603, the method in which Capital Accounts are maintained shall be so modified; provided, however, that any change in the manner of maintaining Capital Accounts shall not materially alter the economic agreement between or among the Members as set forth in the Operating Agreement.

     (d) Upon liquidation of the Company (or any Member's Membership Interest), liquidating distributions will be made in accordance with the positive Capital Account balances of the Members, as determined after taking into account all Capital Account adjustments for the Company's taxable year during which the liquidation occurs. Liquidation proceeds shall be paid within sixty (60) days of the end of the taxable year (or, if later, within on hundred twenty days after the date of liquidation). The Company may offset damages for breach of this Operating Agreement by a Member whose interest is liquidated (either upon the withdrawal of the Member or the liquidation of the Company) against the amount otherwise distributable to such Member.

     (e) Except as otherwise required in the Act (and subject to Section 6.01 and 6.02) no Member shall have any liability to restore all or any portion of a deficit balance in such Member's Capital Account.

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6.04 Withdrawal or Reduction of Members' Contribution to Capital.

     (a) A Member shall not receive out of the Company's property any part of its Capital Contribution until all liabilities of the Company, except liabilities to Members on account of their Capital Contributions, have been paid or there remains property of the Company sufficient to pay them.

     (b) A Member, irrespective of the nature of its Capital Contribution, has only the right to demand and receive cash in return for its Capital Contribution.

                                 ARTICLE VII.

                    ALLOCATIONS, INCOME TAX, DISTRIBUTIONS,
                             ELECTIONS AND REPORTS

7.01 Allocations of Profits and Losses from Operations.

     (a) Profits and losses shall be allocated each fiscal year according to the number of percentage of Membership Interest owned, as reflected in the records of the Company.

     (b) For any Membership Interest not owned by the same person for the entire fiscal year the allocation shall be prorated.

     (c) The Company shall not recognize any assignment of a Member's right to share in profits and losses.

7.02 Special Allocations to Capital Accounts. Notwithstanding Section 8.01 hereof:

     (a) No allocations of loss, deduction and/or expenditures described in Code Section 705 (a)(2)(B) shall be charged to the Capital Account of any Member if such allocation would cause such Member to have a Deficit Capital Account. The amount of the loss, deduction and/or Code Section 705
     (a)(2)(B) expenditure which would have caused a Member to have a Deficit Capital Account shall instead be charged to the Capital Account of any Members which would not have a Deficit Capital Account as a result of the allocation, in proportion to their respective Capital Contributions, or, if no such Members exist, then to the Members in accordance with their interests in Company profits pursuant to Section 7.01

     (b) In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Sections 1.704-l(b)(2)(ii)(d)(4), (5), and (6) of the Treasury Regulations, which create or increase a Deficit Capital Account of such Member, then items of Company income and gain (consisting of a pro rate portion of each item of Company income, including gross income, and gain for such year and, if necessary, for subsequent years) shall be specially credited to the Capital Account of such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Deficit Capital Account so created as quickly as possible. It is the intent that this Section 7.02 (b) be interpreted to comply with the alternate test for economic effect set forth in Section 1.7041 (b)(2)(ii)(d) of the Treasury Regulations.

     (c) In the event any Member would have a Deficit Capital Account at the end of any Company taxable year which is in excess of the sum of any amount that such Member is obligated to restore to the Company under Treasury Regulations Section 1.704-1(b)(2)(ii)(c) and such Member's share of minimum gain as defined in Section 1.704-2(g)(1) of the Treasury Regulations (which is also treated as an obligation to restore in accordance with Section 1.704-l(b)(2)(11)(d) of the Treasury Regulations), the Capital Account of such Member shall be specially credited with items of Membership income (including gross income) and gain in the amount of such excess as quickly as possible.

     (d) Notwithstanding any other provision of this Section 7.02, if there is a net decrease in the Company's minimum gain as defined in Treasury Regulation Section 1.704-2(d) during a taxable year of the Company, then the Capital Account of each Member shall be allocated items of income (including gross income) and gain for such year (and if necessary for subsequent years) equal to that Member's share of the net decrease in Company minimum gain. This Section 7.02 (d) is intended to comply with the minimum gain charge back requirement of Section 1.704-2 of the Treasury Regulations and shall be interpreted consistently therewith. If in any taxable year that the Company has a net decrease in the Company's minimum gain, and the minimum gain charge back requirement would cause a distortion in the economic arrangement among the Members and it is not expected that the Company will have sufficient other income to correct that distortion, the Managers may in their discretion (and shall, if requested to do so by a Member) seek to have the Internal Revenue Service waive the minimum gain charge back requirement in accordance with Treasury Regulation Section 1.704-2 (f)(4).

     (e)  Items of Company loss, deduction and expenditures described in Code
     Section 705 (a)(2)(B) which are attributable to any nonrecourse debt of the Company and are characterized as partner (Member) nonrecourse deductions under Section 1.704-2(i) of the Treasury Regulations shall be allocated to the Members' Capital Accounts in accordance with Section 1.704-2(i) of the Treasury Regulations.

     (f) Beginning in the first taxable year in which there are allocations of "nonrecourse deductions" (as described in Section 1,704-2(b) of the Treasury Regulations) such deductions shall be allocated to the Members in accordance with, and as a part of, the allocations of Company profit or loss for such period.

     (g) In accordance with Code Section 704(c)(1)(A) and Section1.704-l(b)(2)(i)(iv)of the Treasury Regulations, if a Member contributes property with a fair market value that differs from its adjusted basis at the time of contribution, income, gain, loss and deduction with respect to the property shall, solely for federal income tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company and its fair market value at the time of contribution.

     (h) Pursuant to Code Section 704(c)(1)(B), if any contributed property is distributed by the Company other than to the contributing Member within five years of being contributed, then, except as provided in Code Section 704(c)(2), the contributing Member shall be treated as recognizing gain or loss from the sale of such property in an amount equal to the gain or loss that would have been allocated to such Member under Code Section 704(c)(1)(A) if the property had been sold at its fair market value at the time of the distribution.

     (i) In the case of any distribution by the Company to a Member, such Member shall be treated as recognizing gain in an amount equal to the lesser of:

          (1) the excess (if any) of (A) the fair market value of the property (other than money) received in the distribution over (B) the adjusted basis of such Member's Membership Interest in the Company immediately before the distribution reduced (but not below zero) by the amount of money received in the distribution, or

          (2)  the Net Pre-contribution Gain (as defined in Code Section 737
     (b)) of the Member. The Net Pre-contribution Gain means the net gain (if any) which would have been recognized by the distributes Member under Code
     Section 704(c)(1)(B) of all property which (1) had been contributed to the Company within five years of the distribution, and (2) is held by the Company immediately before the distribution, if such property which had been contributed by the distributes Member to the Company, then such property shall not be taken into account under this Section 7.02 (i) and shall not be taken into account in determining the amount of the Net Pre-contribution Gain. If the property distributed consists of an interest in an entity, the preceding sentence shall not apply to the extent that the value of such interest is attributable to the property contributed to such entity after such interest had been contributed to the Company.

     (j) In connection with a Capital Contribution of money or other property (other than a de minimis amount) by a new or existing Member as consideration for a Membership Interest, or in connection with the liquidation of the Company or a distribution of money or other property (other than a de minimis amount) by the Company to a retiring Member (as consideration for a Membership Interest), the Capital Accounts of the members shall be adjusted to reflect a revaluation of Company property (including intangible assets) in accordance with Treasury Regulation
     Section 1.704-l(b)(2)(iv)(f). If, under Section 1.7041(b)(2)(iv)(f) of the Treasury Regulations, Company property that has been revalued is properly reflected in the Capital Accounts and on the books of the Company at a book value that differs from the adjusted tax basis of such property, then depreciation, depletion, amortization and gain or loss with respect to such property shall be shared among the Members in a manner that takes account of the variation between the adjusted tax basis of such property and its book value, in the same manner as variations between the adjusted tax basis and fair market value of property contributed to the Company are taken into account in determining the Members' shares of tax items under Code Section 704(c).

     (k) All recapture of income tax deductions resulting from the sale or disposition of Company property shall be allocated to the Member or Members to whom the deduction that gave rise to such recapture was allocated hereunder to the extent that such member is allocated any gain from the sale or other disposition of such property.

       (1) Any credit or charge to the Capital Accounts of the Members pursuant to Sections 7.02 (b), (c) and/or (d), hereof shall be taken into account in computing subsequent allocation of profits and losses pursuant to
       Section 8.01, so that the net amount of any items charged or credited to Capital Accounts pursuant to Sections 8.01 and 8.02 shall to the extent possible, be equal to the net amount that would have been allocated to the Capital Account of each Member pursuant to the provisions of this
       Section VII if the special allocation required by Sections 7.02 (b), (c) and / or (d), had not occurred.

7.03 Distributions. Except as provided in Section 6.03 (d), a Member has no right to demand and receive any distribution in a form other than cash. All distribution of cash or other property shall be made to the Members pro rata in proportion to the respective Percentage Interests of the members on the record date of such distribution. Except as provided in Section 7.04, all distributions of Distributable Cash and property shall be made at such time and in such amounts as determined by the Managers. All amounts withheld pursuant to the Code or any provisions of state or local tax law with respect to any payment or distribution to the Members from the Company shall be treated as amounts distributed to the relevant Member or Members pursuant to this Section 7.03.

7.04   Limitation upon Distributions.

       (a) No distributions or return of contributions shall be made and paid if, after the distribution or return of distribution is made either

            (1)  the Company would be insolvent; or

            (2)  the net assets of the Company would be less that zero.

       (b) The Managers may base a determination that a distribution or return of contribution may be made under Section 7.04 (a) in good faith reliance upon a balance sheet and profit and loss statement of the Company represented to be correct by the person having charge of its books of account or certified by an independent public or certified public accountant or firm of accountants to fairly reflect the financial condition of the Company.

7.05 Accounting Principles. The profits and losses of the Company shall be determined in accordance with generally accepted accounting principles applied on a consistent basis using the accrual cash method of accounting. However, for Federal Income Tax purposes the Company may choose to use the cash basis of accounting if deemed appropriate by the Managers.

7.06 Interest On and Return Of Capital Contributions. No member shall be entitled to interest on its Capital Contribution or to return of its Capital Contribution.

7.07 Loans to Company. Nothing in this Operating Agreement shall prevent any Member from making secured or unsecured loans to the Company by agreement with the Company.

7.08 Accounting Period. The Company's accounting period shall be the calendar year ("Fiscal Year").

7.09 Records, Audits and Reports. At the expense of the Company, the Manager shall maintain records and accounts of the operations and expenditures of the Company. At a minimum the Company shall keep at its principal place of business the following records:

       (a) A current list of the full name and last known address of each Member setting forth the amount of cash each Member has contributed, a description and statement of the agreed value of the other property or services each Member has contributed or has agreed to contribute in the future, and the date on which each became a Member;

       (b) A copy of the Articles of Organization of the Company and all amendments thereto, together with executed copies of any powers of attorney pursuant to which any amendment has been executed;

       (c) Copies of the Company's federal, state, and local income tax returns and reports if any, for the three most recent years;

       (d) Copies of Company's currently effective written Operating Agreement, and copies of any financial statements of the Company for the three most recent years;

       (e)   Minutes of every meeting;

       (f) Any written consents obtained from Members for actions taken by Members without meeting, and

       (g) Unless contained in the Articles of Organization or the Operating Agreement, a writing prepared by the Managers setting out the following:

             (1) The times at which or events on the happening of which any additional contributions agreed to be made by each Member are to be made.

             (2) Any right of a Member to receive distributions that include a return of all or any part of the Member's contributions.

             (3) Any power of a Member to grant the right to become an assignee of any part of the Member's Interest, and the terms and conditions of the power.

7.10 Returns and Other Elections. The Managers shall cause the preparation and timely filing of all tax returns required to be filed by the Company pursuant to the Code and all other tax returns deemed necessary and required in each jurisdiction in which the Company does business. Copies of such returns, or pertinent information therefrom, shall be furnished to the Members within a reasonable time after the end of the Company's fiscal year upon the Members' written request. All elections permitted to be made by the Company under federal or state laws shall be made by the Managers in their sole discretion, provided that the Managers shall make any tax election requested by Members owning a Majority Interest.

7.11 Tax Matters Manager. Doctors Practice Management, Inc. is designated the "Tax Matters Manager", and is authorized by the Members and Managers, and is required to represent the Company (at the Company's expense) in connection with all examinations of the Company's affairs by tax authorities, including, without limitation, administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith. The Members agree to cooperate with each other and to do or refrain from doing any and all things reasonably required to conduct such proceedings.

                                 ARTICLE VIII.

                            OFFICERS OF THE COMPANY

8.01 Officers. The officers of the Company shall be a President, a Vice President, a Secretary, and a Treasurer. The Company may also have, at the discretion of the Managers, one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. Any two or more offices, including President and Secretary, may be held by one person. No officers need be a Manager, Member or a resident of Texas. All officers shall be elected by and hold office at the pleasure of the Managers, which shall fix the compensation and tenure of all officers. The duties of the officers are as follows:

       (a) President. Subject to such supervisory powers of the Managers, the President shall also be the Chief Executive Officer the Company and shall, subject to the control of the Managers, have general supervision, direction, and control of the business and officers of the Company. The President shall have the general powers and duties of management usually vested in the office of President of a company; shall have such other powers and duties as may be prescribed by the Managers, or the Operating Agreement; and shall be ex officio member of all managers' committees,
                               ----------
       including the executive committee, if any. In addition, the President shall preside at all meetings of the Members and all meetings of the Managers.

       (b) Vice President. Any Vice President shall have such powers and perform such duties as from time to time may be prescribed by the Operating Agreement, by the Managers or by the President. In the absence or disability of the President, the senior or duly appointed Vice President, if any, shall perform all the duties of the President, pending action by the Managers. When so acting, such Vice President shall have all the powers of, and be subject to all the restrictions on, the President.

       (c) Secretary. The Secretary shall: (i) see that all notices are duly given in accordance with the provisions of the Operating Agreement and as required by law. In case of the absence or disability of the Secretary, or the Secretary's refusal or neglect to act, notice may be given and served by an Assistant Secretary, the President, any Vice President, or by the Managers; (ii) keep the minutes of Company meetings, and the Corporate Record Book, as set out herein; (iii) maintain, in the Corporate Record Book, a record of all Member Certificates issued or canceled and all Member Certificates of the Company canceled or transferred; (iv) be custodian of the Company's records and of any seal which the Company may from time to time adopt. When the Company exercises its right to use a seal, the Secretary shall see that the seal is embossed on all share certificates prior to their issuance and on all documents authorized to be executed under seal in accordance with the provisions of the Operating Agreement; and (v) in general, perform all duties incident to the office of Secretary, and such other duties as from time to time may be required by the Operating Agreement, the Mangers or by the President.

       (d) Treasurer. The Treasurer shall: (i) have charge and custody of, and be responsible for, all funds and securities of the Company, and deposit all funds in the name of the Company in those banks, trust companies, or other depositories that shall be selected by the Managers; (ii) receive, and give receipt for, monies due and payable to the Company; (iii) disburse or cause to be disbursed the funds of the Company as may be directed by the Managers, taking proper vouchers for those disbursements;
       (iv) if required by the Managers or the President, give to the Company a bond to assure the faithful performance of the duties of the Treasurer's office and the restoration to the Company of all corporate books, papers, vouchers, money, and other property of whatever kind in the Treasurer's possession or control, in case of the Treasurer's death, resignation, retirement, or removal from office. Any such bond shall be in a sum satisfactory to the Managers, with one or more sureties or a surety company satisfactory to the Managers; and (v) in general, perform all the duties incident to the office and such other duties as from time to time may be assigned to the Treasurer by the Operating Agreement, by the President, or by the Managers.

       (e) Assistant Secretary and Assistant Treasurer. The Assistant Secretary or Assistant Treasurer shall have such powers and perform such duties as the Secretary or Treasurer, respectively, or as the Managers or President may prescribe. In case of the absence of the Secretary or Treasurer, the senior Assistant Secretary or Assistant Treasurer, respectively, may perform all of the functions of the Secretary or Treasurer.

8.02 Removal and Resignation of Officers. Any officer may be removed, either with or without cause, by majority vote of the Managers at any meeting of the Managers. Such removal shall be without prejudice to the contract rights, if any, of the person removed. The election or appointment of an officer shall not of itself create any contract rights. Any officer may resign at any time by giving written notice to the Managers, the President, or the Secretary of the Company. Any resignation shall take effect on the date of the receipt of that notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of that resignation shall not be necessary to make it effective.

8.03 Vacancies. Upon the occasion of any vacancy occurring in any office of the Company, by reason of death, resignation, removal, or otherwise, the Managers may elect an acting successor to hold office for the unexpired term or until a permanent successor is elected.

8.04 Compensation. The compensation of the officers shall be fixed from time to time by the Managers, and no officer shall be prevented from receiving a salary by reason of the fact that the officer is also a Member or Manager of the Company, or both.

                                  ARTICLE IX.

                       TRANSFERABILITY AND CERTIFICATES

9.01 Transferability. Except as otherwise specifically provided herein, no Member shall have the right, as to all or any part of its Membership Interest to:

       (a) sell, assign, pledge, hypothecate, transfer, exchange or otherwise transfer for consideration, (collectively, "sell"); or

       (b) gift, bequeath or otherwise transfer for no consideration (whether or not by operation of law, except in the case of bankruptcy),

9. 02  Right of First Refusal.

       (a) Offers to Buy. In the event a Member ("Offering Member") elects to sell all or any portion of his Membership Interest, the Member shall obtain a bona fide written offer ("Proposed Offer") setting forth the price for the Membership Interest, and shall contain all other pertinent terms and conditions of the Proposed Offer. The Offering Member shall provide written notice of the Proposed Offer to the Company. Upon receipt of the written notice with respect to the Proposed Offer, the Company shall have the exclusive first right and option, but not the obligation, exercisable at any time within thirty (30) days from the date of said Proposed Offer, to purchase from the Offering Member all, or any portion of the Member's Interest in the Company at either (i) the same price, and on the same terms and conditions as set forth in the Proposed Offer; or,
       (ii) a value for the Membership Interest as established in paragraph 9.02(D), whichever is the lesser value. If the Company decides to exercise its option to purchase the Membership Interest identified in the Proposed Offer, the Company shall give written notification of its election to buy said Membership Interests identified in the Proposed Offer to the Offering Member, with the purchase of such Membership Interest to be consummated within thirty (30) days after the date of such written notification. If the Company fails to make a timely election to buy the Membership Interests identified in the Proposed Offer, then such failure shall be deemed as an election to buy the Membership Interests identified in the Proposed Offer pursuant to the terms and conditions contained in the Proposed Offer. If the Company timely elects not to buy the Membership Interests identified in the Proposed Offer, then the Company shall, in good faith, make any and all reasonable efforts to sell all of the Membership Interest identified in the Proposed Offer to a qualified third party.

       (b) Death of Member. In the event a Member shall die ("Deceased Member"), the Company shall have the exclusive right and option, but not the obligation, to purchase any and all Membership Interests of the Deceased Member for the value established pursuant to paragraph 9.02(D). For the purposes of a sale contemplated by the death of a Member, the notice provisions set forth in paragraph 9.02(A) shall begin, thirty (30) days after the appointment and qualification of a personal representative of the Deceased Member's estate, or, in the event no personal representative shall qualify within one hundred twenty (120) days after the death of the Deceased Member, then thirty (30) days after such one hundred twenty (120) day period shall have expired. If the Company timely elects not to buy the Ownership Interests of the Deceased Member, then the Company, and the Estate of the Deceased Member, shall, in good faith, jointly make any and all reasonable efforts to sell all of the Membership Interest in the Company to a qualified third party for the value established in paragraph 9.02 (D). If the spouse ("Deceased Spouse") of a Member ("Surviving Member") dies and it is determined that all or any portion of the Surviving Member's Membership Interests, or any portion of the Member's Interests held of record by the Deceased Spouse could vest in the Surviving Member ("Vested Interests"), then the Company shall have the exclusive first right, but not the obligation, to purchase such Vested Interests pursuant to the value established in paragraph 9.02(D). Upon the death of a Member's spouse, and the determination that there are Vested Interests, the Company shall have the exclusive first right, for thirty (30) days following the date of such determination, to purchase any or all of such Vested Interests. If within such thirty (30) day period the Company has not given written notice to the Surviving Spouse, or legal representatives of the Deceased Spouse, as to whether or not the Company will purchase any or all of the Allocated or Vested Interests, then the Company will be deemed to have determined to purchase none of such Membership Interests.

       (c) Termination Marital Relationship. If, upon the final divorce of any Member ("Divorced Member"), all or any portion of the Divorced Member's Membership Interests is allocated or set aside ("Allocated Interests") to his spouse ("Divorced Spouse"), the Company shall have the exclusive first right, but not the obligation, to purchase such Allocated Interests pursuant to the value established in paragraph 9.02(D). However, any Ownership Interests allocated or set aside to a Divorced Spouse who was a registered Member prior to such divorce shall not be deemed to be Allocated Interests. Upon the divorce of a Member and the determination that there are Allocated Interests, the Company shall have, for thirty
       (30) days following the date of such determination, the exclusive first right to purchase any or all of such Allocated Interests. Failure by the Company to timely exercise this first right to purchase will be deemed as a determination by the Company to not acquire any of the Membership Interest.

       (d) Price For Purchase Transactions. The purchase price established for all purchase transactions involving Membership Interests in the Company, as defined herein, when purchased by the Company, shall be the Book value as reflected in the Company's most recent quarterly financial report attributable to such Membership interest pursuant to the Regulations and in compliance with Article VI.

            (i) Notwithstanding the terms of purchase contained in any Proposed Offers, any purchase price payable by the Company for the purchase of any Membership Interest may be either paid in cash; or, alternatively, and at the sole option of the Company, deferred over a period of not more than one (1) year in the manner set forth below.

            (ii) Any deferred portion of the purchase price shall be evidenced by the execution of a promissory note by the Company, the payment of which shall be secured at any time, and from time to time, only by that Membership Interests which bears the same ratio to the total percentage of Membership Interests purchased by the Company as that portion of the consideration remaining unpaid by the Company bears to the total consideration to be paid by the Company for all purchased membership Interests. Each such promissory note shall bear simple interest at the rate of eight percent (8.00%) per annum.

            (iii) Each promissory note shall require an initial payment, in cash, of at least thirty-three and one-third percent (33-1/3%) of the principal amount of the note, plus accrued interest thereon, if any. The initial payment shall be due and payable on the closing date. The remaining balance plus accrued interest shall be due and payable one (1) year from the closing date; however, all or any part of the principal amount of such note may be prepaid without penalty. Interest shall cease to accrue on any amount so prepaid, and the interest due under such note shall be adjusted accordingly.

       (e) Void Transfers. If any Ownership Interests shall be sold, transferred, encumbered, charged, or disposed of, other than in strict accordance with the terms and conditions of this Agreement, the Company shall have the right to treat such transfer as if it were void. The Company, upon approval of the Company's Managers at any time prior to the expiration of six (6) months after the Company receives written notice of any such transfer, may purchase such transferred Membership Interests instead of treating the transfer as void, at a value established in paragraph 9.02(D), and in all respects as if notice of the proposed transfer had been timely given as provided herein. In enforcing such rights, the Company may hold, and refuse to transfer, any Membership Interests or any certificate of ownership therefor presented to it for transfer in addition to, and without prejudice to, any and all other rights or remedies which may be available to it.

9.03 Company's Right of Repurchase. The Company upon the majority vote of the Managers, shall have the right, but not the obligation, to repurchase any Member's Membership Interest (hereinafter "Selling Member") upon the happening of any one (1 ) of the following event(s):

       (a) a Member obtains an equity interest in any other Hospital that is under common control with the Company;

       (b) The owners of a majority of the Membership Interests elect to repurchase a Member's Membership Interest;

       (c) The suspension, revocation, or cancellation of a Member's right to practice or conduct his, her, or its profession in the State of Texas; or,

       (d) a Member, or an affiliate of a Member enters into a management agreement, or other similar arrangement, pursuant to which all, or any portion, of such Member's, or affiliate of Member's, business is managed by some other entity than that which existed when the member purchased its interest.

       If the Company decides to exercise its option to repurchase a Membership Interest pursuant 9.03(a) or 9.03(b), the value attributable to the Member's Membership Interest repurchased under this section 9.03 shall be calculated and paid by the Company pursuant to section 9.02(D) hereof.

If the Company decides to exercise its option to repurchase a Membership Interest pursuant 9.03(c) or 9.03(d), the value attributable to the Member's Membership Interest repurchased under this section 9.03 shall be calculated at a price equal to Book Value as reflected in the Company's most recent quarterly financial report per one percent (1.00%) Membership Interest owned by the Selling Member. The Company shall give written notification of its election to repurchase said Membership Interests to the Selling Member, with the repurchase of such Membership Interest to be consummated within thirty (30) days after the date of such written notification.

9.04 Certificates. Certificates in the form determined by a majority vote of the Managers shall be delivered representing all Membership Interest to which Members are entitled. The Certificates shall be consecutively numbered, and entered in the Records of the Company as they are issued. Each certificate shall state on the face thereof the holder's name, amount of interest, and such other matters as may be required by the Managers or the laws of the State of Texas. Each certificate shall be signed by the President and Secretary of the Company, and shall be sealed with the official seal of the Company.

9.05 Legend on Certificates. The face of each ownership certificate shall be legended as follows:

          "SEE RESTRICTIONS ON REVERSE"

       The reverse of each ownership certificate evidencing Ownership Interests in Company shall be legended as follows:

          "THE TRANSFER OF MEMBERSHIP INTERESTS EVIDENCED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS, RESTRICTIONS AND CONDITIONS OF REGULATIONS AND JOINT OPERATING AGREEMENT WHICH EXPRESSLY LIMITS THE TRANSFERABILITY OF THE MEMBERSHIP INTERESTS. THE COMPANY WILL FURNISH TO THE RECORD HOLDER OF THIS CERTIFICATE, WITHOUT CHARGE, A COPY OF SUCH REGULATIONS AND JOINT OPERATING AGREEMENT UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS, OR REGISTERED OFFICE."

9.06 Replacement of Certificates. No replacement share certificate shall be issued until the former certificate for the shares represented thereby shall have been surrendered and canceled, except that replacements for lost or destroyed certificates may be issued, upon such terms, conditions, and guarantees as the Managers may see fit to impose, including the filing of sufficient indemnity.

9.07 Community Interest of Spouses. As additional consideration for the transfer of any Membership Interest by the Company, all Members agree (where applicable), to have their respective spouses review this Agreement, and execute the Community Interest Of Spouse Agreement, which is attached hereto and incorporated herein as Exhibit "A". In the event that any Member (where applicable) shall fail to obtain the execution of the Community Interest Of Spouse Agreement, then the Company shall have the right to treat any such transfer as if it were void. Should any Member not provide the Company with a fully executed version of the Community interest Of Spouse Agreement within ten
(10) days of receipt of written notification of the

Member's failure to provide to the Company, the fully executed Community Interest Of Spouse Agreement, then the Company shall have the option, but not the obligation, to purchase the Member's Interest pursuant to the Paragraph 9.02(A).

                                  ARTICLE X.

                              ADDITIONAL MEMBERS

     From the date of the formation of the Company, only those Persons or Entities acceptable to, and qualified by, the Managers by a majority vote thereof may become a Member in this Company either by the issuance by the Company of Membership Interest for such consideration as the Managers by majority vote shall determine, or as a transferee of a Member's Membership Interest or any portion thereof, subject to the terms and conditions of this Operating Agreement. No Person or Entity may become a Member as set forth in this Operating Agreement unless they are qualified to be a Member. No new Members shall be entitled to any retroactive allocation of losses, income or expense deductions incurred by the Company. The Managers may, at their option, at the time a Member is admitted, close the Company books (as though the Company's tax year has ended) or make pro rata allocations of loss, income and expense deductions to a new Member for that portion of the Company's tax year in which a Member was admitted in accordance with the provisions of Code Section 706 (d) and the Treasury Regulations promulgated thereunder.


                                  ARTICLE XI.

                          DISSOLUTION AND TERMINATION

11. 01   Dissolution.

         (a) The Company shall be dissolved upon the occurrence of any of the following events:

              (i)   by the unanimous written agreement of all Members; or

              (ii)  an entry of a decree of judicial dissolution;

              (iii) and entry of an administrative dissolution.

         (b) Notwithstanding anything to the contrary in this Operating Agreement, if a Member or Members owning Percentage Interests, which in the aggregate constitute not less than majority of the Percentage Interest, vote to dissolve the Company at a meeting of the Company pursuant to Section V, then all of the Members shall agree in writing to dissolve the Company on the date agreed upon or in the event of no agreement, as soon as possible, but in any event not more than thirty days thereafter.

         (c) If a Member who is an individual dies or a court of competent jurisdiction adjudges him to be incompetent to manage his person or his property, the Member's executor, administrator, guardian, conservator, or other legal representative may exercise all of the Member's rights for the purpose of settling his estate or administering his property.

11.02 Winding Up, Liquidation and Distribution of Assets.

      (a) Upon dissolution, an accounting shall be made by the Company's independent accountants of the accounts of the Company and of the Company's assets, liabilities and operations, from the date of the last previous accounting until the date of dissolution. The Managers shall immediately proceed to wind up the affairs of the Company.

      (b) If the Company is dissolved and its affairs are to be wound up, the Managers shall:

          (1) Sell or otherwise liquidate all of the Company's assets as promptly as practicable (except to the extent the Managers may determine to distribute any assets to the Members in kind),

          (2) Allocate any profit or loss resulting from such sales to the Member's Capital Accounts in accordance with Section VII hereof,


          (3) Discharge all liabilities of the Company, including liabilities to Members who are creditors, to the extent otherwise permitted by law, other that liabilities to Members for Distributions, and establish such Reserves as may be reasonably necessary to provide for contingent liabilities of the Company (for purposes of determining the Capital Accounts of the Members, the amounts of such Reserves shall be deemed to be an expense of the Company),

          (4)  Distribute the remaining assets in the following order:


               (i) If any assets of the Company are to be distributed in kind, the net fair market value of such assets as of the date of dissolution shall be determined by independent appraisals, appointed by the Managers, or by 67% of the Members. Such assets shall be deemed to have been sold as of the date of dissolution for their fair market value, and the Capital Accounts of the Members shall be adjusted pursuant to the provisions of Section IV and Section 6.04 of this Operating Agreement to reflect such deemed sale.

               (ii) The positive balance (if any) of each Member's Capital Account (as determined after taking into account all Capital Account adjustments for the Company's taxable year during which the liquidation occurs) shall be distribution to the Members, either in cash or in kind, as determined by the Managers, with any assets distributed in kind being valued for this purpose at their fair market value as determined pursuant to Section 11.02
               (b)(4)(i). Any such distributions to the Members in respect of their Capital Accounts shall be made in accordance with the time requirements set forth in Section 1.704 (b)(2)(ii)(b)(2) of the Treasury Regulations.

        (c) Notwithstanding anything to the contrary in this Operating Agreement, upon a liquidation within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Treasury Regulations, if any Member has a Deficit Capital Account (after giving effect to all contributions, distributions, allocations and other Capital Account adjustments for all taxable years, including the year during which such liquidation occurs), such Member shall have no obligation to make any Capital Contribution, and the negative balance of such Member's Capital Account shall not be considered a debt owed by such Member to the Company or to any other Person for any purpose whatsoever.

        (d) Upon completion of the winding up, liquidation and distribution of the assets, the Company shall be deemed terminated.

        (e) The Managers shall comply with all requirements of applicable law pertaining to the winding up of the affairs of the Company and the final distribution of its assets.

11.03 Articles Of Dissolution. When all debts, liabilities and obligations of the Company have been paid and discharged or adequate provisions have been made therefor and all of the remaining property and assets of the Company have been distributed, articles of dissolution as required by the Act, shall be executed in duplicate and filed with the Texas Secretary of State.

11.04 Effect Of Filing of Articles of Dissolution. Upon the filing of articles of dissolution with the Texas Secretary of State, the existence of the Company shall cease, except for the purpose of suits, other proceedings and appropriate action as provided in the Act. The Managers shall have authority to distribute any Company property discovered after dissolution, convey real estate and take such other action as may be necessary on behalf of and in the name of Company.

11.05 Return Of Contribution Nonrecourse to Other Members. Except as provided by Law or as expressly provided in this Operating Agreement, upon dissolution, each Member shall look solely to the assets of the Company for the return of its Capital Contribution. If the Company property remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return the cash contribution of one or more Members, such Member or Members shall have no recourse against any other Member, except as otherwise provided by law.


                                 ARTICLE XII.

                         INDEMNIFICATION AND INSURANCE

12.01 Indemnification of Managers and Officers. The Managers shall authorize the Company to pay or reimburse any present or former Manager or Officer of the Company any costs or expenses actually and necessarily incurred (including, but without limitation, judgments, penalties [including excise and similar taxes], fines, settlements, costs and reasonable attorneys' fees) by that Manager or Officer in any action, suit, or proceeding to which the Manager or Officer is made a party by reason of holding that position, provided, however, that no Manager or Officer shall receive such indemnification if finally adjudicated therein to be liable for gross negligence or misconduct in office. This indemnification shall be extend to good-faith expenditures incurred in anticipation of threatened or proposed litigation. The Managers may, in proper cases, extend the indemnification to cover the good faith settlement of any such action, suit, or proceeding, whether formally instituted or not. Additionally, the Managers may, at their discretion pay any of the costs incurred during the pendency of any action, suit, or proceeding; provided that should the Manager or Officer be finally adjudicated as liable for any gross negligence or misconduct in office, any sums previously paid on behalf of said Manager or Officer shall be immediately repaid to the Company.

12.02 Liability Insurance. The Company may purchase and maintain insurance on behalf of any Manager, Officer, employee, or agent of the Company, or on behalf of any person serving at the request of the Company as a Manager, Officer, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against that person and incurred by that person in any such corporation, whether or not the Company has the power to indemnify that person against liability for any of those acts.


                                 ARTICLE XIII.

                               OTHER PROVISIONS

13.01 Waiver of Partition. No Member shall, either directly or indirectly, take any action to require partition or appraisement of the Company, Membership Interest, or of any of the assets or properties or cause the sale of any Company property, and notwithstanding any provisions of applicable law to the contrary, each Member (and his legal representatives, successors and assigns) hereby irrevocably waives any and all right to maintain any action for partition or to compel any sale with respect to his Membership Interest, or with respect to any assets or properties of the Company, except as expressly provided in this Operating Agreement.

13.02 Confidential Information. All information, material, terms, provisions, and data contained within this Operating Agreement or any information, report, material or data that is obtained or prepared as a result of this Agreement shall be deemed by the Members as proprietary and confidential information of the Company. The Managers and Members agree that they shall not, except as otherwise provided in this Operating Agreement, in any way disclose or disseminate said proprietary or confidential information, either orally or in writing, to anyone other than the Members and Managers, their attorneys, accountants, and/or financial advisors without the prior written consent of the Company. Notwithstanding the terms of this paragraph, the members, Managers and the Company may respond to any lawful discovery as may be required by a court of competent jurisdiction with sufficient notice to the Managers to allow for the Company to take appropriate legal action to insure the confidentiality of said proprietary and confidential information.

13.03 Books Of Account and Records. Proper and complete records and books of account shall be kept or shall be caused to be dept by the Managers in which shall be entered fully and accurately all transactions relating to the Company's business in such detail and completeness as is customary and usual for the businesses of the type engaged in by the Company. Such books and records shall be maintained as provided herein and shall at all times be maintained at the principal place of business of the Company.

13.04 Notices. Any notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be deemed to have been delivered, given and received for all purposes (i) if delivered personally to the Party to whom the same is directed, or (ii) is sent by registered or certified mail, postage and charges prepaid, addressed as follows: if to the Company, to the Company at the address set forth in Section
2.03 hereof, or to such other address as the Company may from time to time specify by notice to the Members; if to Managers, to the Managers in care of the Company at the address set forth in Section 2.03 hereof, or to such other address as the Company may from time to time specify by notice to the Members and Managers; if to a Member, to such Member at the address set forth in the initial membership record, or to such other address as such Member may from time to time specify by notice to the Company. In the event any such notice is refused by the addressee for any reason whatsoever, then the date of such refusal shall be deemed the date of receipt of such notice by the addressee.

13.05 Binding Effect. Except as otherwise provided in the Operating Agreement, every covenant, term, and provision of the Operating Agreement shall be binding upon and inure to the benefit of the Members and their respective heirs, legatees, legal representatives, successors, transferees and assigns.

13.06 Construction. Every covenant, term, and provision of this Operating Agreement shall be construed simply according to its fair meaning and not strictly for or against any Member.

13.07 Headings. Section and other headings contained in this Operating Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Operating Agreement or any provision hereof.

13.08 Severability. Every provision of this Operating Agreement is intended to be severable. If any term, or provision of this Operating Agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of the Operating Agreement.

13.09 Further Action. Each Member agrees to perform all further acts and execute, acknowledge and deliver any documents which may be reasonably necessary, appropriate or desirable to carry out the provisions and intent of this Operating Agreement.

13.10 Variation of Pronouns. All pronouns and any variations thereof shall be deemed to refer to masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

13.11 Amendments. This Operating Agreement may not be amended, altered or repealed except in writing at a properly noticed meeting of the Members at which a quorum is present or represented. The vote required is an affirmative vote of Members holding at least two-thirds of all Percentage Interests. Any amendment changing the Percentage Interests of the Members requires the unanimous vote of the Members.

13.12 Waivers; The failure of any party to seek redress for default of or to insist upon the strict performance of any covenant or condition of this Operating Agreement shall not prevent a subsequent act, which would have originally constituted a default, from having the effect of an original default.

13.13 Governing Law. The laws of the State of Texas shall govern the validity of this Operating Agreement, the construction of its terms, and the interpretation of the rights and duties of the parties hereunder. This Operating Agreement is specifically performable in Houston, Harris County, Texas.

13.14 Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company.

13.15   Representations. Each Member represents:

        (a) That he is a citizen of the United States of America.

        (b) That the Member understands that the membership interest purchased herein has not been registered under the Securities Act of 1993, as amended (the "Act") or any state securities law and may not be sold or transferred in the absence of any effective registration statement under the Act, or an exemption from the registration thereunder and compliance with applicable state securities laws.

        (c) That the purchase of the membership interest herein is within an exemption to the Act.

        (d) He is purchasing the membership interest for his own account.

        (e) He understands that this Agreement contains legally binding provisions, he has had the opportunity to consult with a lawyer, and has either (1) consulted with a lawyer, or; (2) decided not to consult with a lawyer.

13.16 Counterpart Execution. This Operating Agreement may be executed in any number of counterparts with same effect as if all of the Members had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

     IN WITNESS WHEREOF, the parties have entered in this Operating Agreement and have caused their signatures, or the signatures of their duly authorized representatives, to be set forth below on the day and year first above written.



"MEMBERS"

DOCTORS PRACTICE MANAGEMENT, INC.


BY:_______________________________
   Philip Chan, Vice President, CFO


_______________________________________



_______________________________________

EXHIBIT "A"
COMMUNITY INTEREST OF SPOUSE AGREEMENT

     I, the undersigned, am the spouse of ____________, one of the members of Vista Community Medical Center, L.L.C.

     I have read, and do, by virtue of the execution of this instrument, ratify, adopt, confirm, state and stipulate, agree and accept the provisions of the Regulations And Operating Agreement Of Vista Community Medical Center, L.L.C., dated the ______ day of __________, 1998. I do hereby acknowledge and agree to be bound by all of the provisions of the Regulations And Operating Agreement, as may be amended from time to time, and particularly recognize Article X regarding the transferability of the membership interests in the event of the of the death of ________________or the termination of our marital relationship.

By execution of this instrument, I do hereby ratify, adopt, confirm, state and stipulate, agree and accept, the provisions of the Agreement in lieu of all other interests, community or otherwise, that I may now have or will acquire in the future, in an to the membership interests in the Company. Furthermore, by execution of this instrument, I acknowledge that I have read and hereby state that I fully and completely understand the provisions of the Regulations And Operating Agreement Of Vista Community Medical Center, L.L.C., and specifically
Article X. I have been provided with adequate opportunity to review this Agreement and the Regulations And Operating Agreement, and have either fully reviewed this with my attorney, or I have specifically chosen not to do so.

Executed as of the date set forth below.

Spouse: _________________________  Date:_______________________

Spouse of Member:__________________

STATE OF TEXAS    (S)
                  (S)
COUNTY OF HARRIS  (S)

     BEFORE ME, the undersigned authority on this day personally appeared __________________________, spouse of _______________________, known to me to be the person whose name is subscribed on the foregoing instrument, after being duly sworn by me, acknowledged the instrument under oath.

     GIVEN UNDER MY HAND AND OFFICIAL SEAL OF OFFICE on this ____day of ____________________, 199_.
                                        _______________________________
                                        Notary Public in and for the
                                        State of Texas


                                        _______________________________
                                        My Commission Expires: